                                                                     Exhibit 3.1

                           CERTIFCATE OF INCORPORATION

                                       OF

                     HEALTH CARE AND RETIREMENT CORPORATION

            The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE 1

                             Name Of The Corporation

              The name of this corporation (the "Corporation") is:

                     Health Care And Retirement Corporation

                                   ARTICLE II

                     Registered Agent And Registered Office

            The address of its registered office in the State of Delaware is 1O13 Centre Road, City of Wilmington, Delaware, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

                           Purpose Of The Corporation

            The nature of the business or purposes to be conducted or promoted is:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV

                            Authorized Capital Stock

            The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Forty-Five Million (45,000,000), consisting of Forty Million (40,000,000) shares of common stock, par value $.0l per share (hereinafter called the "Common Stock") and Five Million (5,000,000) shares of preferred stock, par value $.0l per share (hereinafter called the "Preferred Stock").

            The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof:

                  A. Authority of the Board of Directors. The Preferred Stock may be issued, from time to time, in one or more series, and each series shall be known and designated by such designations as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of Preferred Stock of such series together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such series. All shares of any one series of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have power and authority to state and determine, in the resolution or resolutions providing for the issue of each series of Preferred Stock the number of shares of each such series authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional or other rights appertaining to each such series, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation, full power and authority to determine as to the Preferred Stock of each such series, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the same may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation, the rights (if any) to convert the same into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such series of the Preferred Stock, and the voting powers (if any) of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment or dividends on or redemption of any one or more series of Preferred Stock). The Board of Directors may from time to time decrease the number of shares of any series of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created series. The foregoing provisions of this paragraph A with respect to the creation or issuance of series of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this paragraph A with respect to any then outstanding series of Preferred Stock.

                  B. Voting Rights.

                        1. Common. Except as may otherwise be required by law,
            and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

                        2. Preferred. The Preferred Stock shall have no voting
            rights and shall have no rights to receive notice of any meetings except as required by law or expressly provided to the resolution establishing any series thereof.

                  C. Terms of Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock.

            After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article IV), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph A of this Article IV, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

            In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph A of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph A of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

            The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then- outstanding shares of capital stock of the Corporation that pursuant to the Certificate of Incorporation are entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

                                    ARTICLE V

                                  Incorporator

            The name and mailing address of the sole incorporator of the Corporation is:

                  Cheryl A. King
                  Latham & Watkins
                  Sears Tower, Suite 5800
                  Chicago, Illinois 60606

                                   ARTICLE VI

                               Corporate Existence

                  The Corporation is to have perpetual existence.

                                   ARTICLE VII

                            Amendment Of The By-Laws

            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                  ARTICLE VIII

                       Director Liability; Indemnification

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the amended General Corporation Law. In addition to the limitation on personal liability of directors provided herein, the Corporation shall, to the fullest extent permitted by the General Corporation Law: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

                                   ARTICLE IX

                            Meetings Of Stockholders

            A. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

            B. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                    ARTICLE X

                               Further Amendments

            Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

                                   ARTICLE XI

                                Classified Board

            A. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, the number of directors of the Corporation shall be not less than one
(1) nor more than fifteen (15), with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors of the Corporation.

            B. The directors of the Corporation (other than any directors who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof) shall be and are divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as the then-authorized number of directors constituting the Board of Directors permits. Each director shall serve for a term ending on the date of the third annual meeting of stockholders (an "Annual Meeting") following the Annual Meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the Annual Meeting held in 1992, each initial director in Class II shall serve for a term ending on the date of the Annual Meeting held in 1993, and each initial director in Class III shall serve for a term ending on the date of the Annual Meeting held in 1994. Any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof shall serve for a term ending on the date of the next Annual Meeting following the Annual Meeting at which such director was elected.

            C. In the event of any increase or decrease in the authorized number of directors:

                  1. Each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and

                  2. Except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.

            D. Notwithstanding the provisions of Paragraphs B and C of this
Article XI. each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock, no director may be removed during his term except for cause.

            E. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected.

            F. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

                                   ARTICLE XII

                  Certain Limitations On Powers Of Stockholders

            A. Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.

            B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the

Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the Corporation, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

                                  ARTICLE XIII

                         Vote Required To Amend Articles

            The provisions set forth in this Article XIII and in Article XI (provisions as to number and classes of directors), and Article XII (provisions regarding certain limitations on powers of stockholders) may not be repealed or amended in any respect, and no provision imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of not less than 80% of all of the outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors.

                                    ARTICLE XIV

                                Executive Committee

            The Board of Directors, pursuant to the By-Laws of the Corporation or by resolution passed by a majority of the then- authorized number of directors, may designate any of their number to constitute an Executive Committee, which Executive Committee, to the fullest extent permitted by law and provided for in said resolution or in the By-Laws of the Corporation, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

Dated: August 28, 1991

                                     /s/ Cheryl A. King
                                     ------------------------
                                     Cheryl A. King
                                     Sole Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      Health Care and Retirement Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at the February 2, 1993 meeting of the Board of Directors of Health Care and Retirement Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that an amendment to the first paragraph of Article IV of the Certificate of Incorporation to increase from 40,000,000 to 80,000,000 the authorized shares of Common Stock of the Corporation be, and it hereby is, approved; and that such amendment be submitted to a vote of the stockholders at the 1993 Annual Meeting of Stockholders with the unanimous recommendation of the Board of Directors; and that such first paragraph, after amendment, shall read:

            "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000), consisting of Eighty Million (80,000,000) shares of common stock, par value $.01 per share (hereinafter called the "Common Stock") and Five Million (5,000,000) shares of preferred stock, par value $.0l per share (hereinafter called the "Preferred Stock")."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as reguired by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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

      IN WITNESS WHEREOF, Health Care and Retirement Corporation has caused this certificate to be signed by Geoffrey C. Meyers, its Executive Vice president and attested by R. Jeffrey Bixler, its Secretary, this 10th day of May, 1993.

                                           /s/ G.G. Meyers
                                          --------------------------
                                          Geoffrey G. Meyers
                                          Executive Vice President

ATTEST:

By /s/ R. Jeffrey Bixler
   -------------------------
   R. Jeffrey Bixler
   Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     HEALTH CARE AND RETIREMENT CORPORATION

            Health Care and Retirement Corporation, a corporation existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation, at a regularly scheduled meeting held on January 29, 1998 adopted resolutions proposing and declaring advisable the following amendment to Article Four of the Certificate of Incorporation of the Corporation:

                  RESOLVED, that the first paragraph of Article IV of the
            Certificate of Incorporation is amended to increase from 80,000,000 to 160,000,000 the authorized shares of Common Stock of the Corporation and that such first paragraph, after amendment, shall read:

                  "The total number of shares of capital stock which the
            corporation shall have authority to issue is One Hundred Sixty-Five Million (165,000,000), consisting of One Hundred Sixty Million (160,000,000) shares of common stock, par value $.01 per share (hereinafter called the "Common Stock") and Five Million (5,000,000) shares of preferred stock, par value $.01 per share (hereinafter called the "Preferred Stock").

            SECOND: The Board of Directors of the Corporation approved the foregoing amendment pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

            THIRD: The stockholders of the Corporation approved the foregoing amendment pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and the foregoing amendments have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware

      IN WITNESS WHEREOF, Health Care and Retirement Corporation has caused this Certificate of Amendment to be signed by R. Jeffrey Bixler, its Vice President, this 5th day of June, 1998.

                                          HEALTH CARE AND RETIREMENT
                                          CORPORATION

                                          By: /s/ R. Jeffrey Bixler
                                              --------------------------
                                              R. Jeffrey Bixler, Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     HEALTH CARE AND RETIREMENT CORPORATION

                        PURSUANT TO SECTIONS 141 AND 242
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

            Health Care and Retirement Corporation, a corporation existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to Article IV to the Certificate of Incorporation of the Corporation:

            RESOLVED, that the first paragraph of Article IV of the Certificate of Incorporation shall be replaced in its entirety by the following language:

                  "The total number of shares of capital stock which the
            corporation shall have authority to issue is Three Hundred and Five Million (305,000,000), consisting of Three Hundred Million (300,000,000) shares of common stock, par value $.01 per share (hereinafter called the "Common Stock") and Five Million (5,000,000) shares of preferred stock, par value $.0l per share (hereinafter called the "Preferred Stock")."

            SECOND: The Board of Directors of the Corporation approved the foregoing amendment pursuant to the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and directed that the foregoing amendment be considered by the stockholders of the Corporation at a special meeting.

            THIRD: The stockholders of the Corporation approved the foregoing amendment pursuant to the provision of Section 242 of the General Corporation Law of the State of Delaware.

            FOURTH: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Health Care and Retirement Corporation has caused this Certificate of Amendment to be signed by R. Jeffrey Bixler, its Vice President, General Counsel and Secretary, this 24th day of September, 1998.

                                             HEALTH CARE AND RETIREMENT
                                             CORPORATION

                                             /s/ R. Jeffrey Bixler
                                             -----------------------------
                                             Name:  R. Jeffrey Bixler
                                             Title: Vice President

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                  HCR NAME CO.
                                  WITH AND INTO
                     HEALTH CARE AND RETIREMENT CORPORATION

                         Pursuant to Section 253 of the
               General Corporation of Law of the State of Delaware

            HEALTH CARE AND RETIREMENT CORPORATION, a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of HCR NAME CO., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

            FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DCCL"). The Subsidiary is incorporated pursuant to the DGCL.

            SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

            THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on September 24, 1998, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

            RESOLVED, that, upon the consummation of the Merger, the Company (i) merge Subsidiary, with and into the Company (the "Name Change Merger") and
      (ii) execute, acknowledge and file with the Delaware Secretary of State a certificate of ownership and merger in accordance with Section 253 of the Delaware General Corporation Law;

            RESOLVED FURTHER, that effective upon the effective time of the Name Change Merger, Article I of the Certificate of Incorporation of the Company, as amended, be amended to read in its entirety as follows:

                  "1.   The name of the corporation is HCR MANOR CARE, INC."

            FOURTH: The Company shall be the surviving corporation of the Merger.

            FIFTH: The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that, upon the filing of this Certificate of Merger, the name of the Company shall be changed to HCR Manor Care, Inc.

            IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 24th day of September, 1998,

                                    HEALTH CARE AND RETIREMENT
                                    CORPORATION

                                    By: /s/ R. Jeffrey Bixler
                                        -------------------------------
                                        Name:   R. Jeffrey Bixler
                                        Office: Vice President, General Counsel
                                        and Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                  HCR NAME CO.
                                      INTO
                              HCR MANOR CARE, INC.

      HCR Manor Care, Inc., a corporation organized and existing under the laws of Delaware

DOES HEREBY CERTIFY:

      FIRST: That this corporation was incorporated on the 29th day of August, 1991, pursuant to the General Corporation Law of the State of Delaware.

      SECOND: That this corporation owns all of the outstanding shares of the stock of HCR Name Co., a corporation incorporated on the 17th day of September, 1999 pursuant to the General Corporation Law of the State of Delaware.

      THIRD: That this corporation by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 20th day of September, 1999, determined to and did merge into itself said HCR Name Co.

            WHEREAS, Section 6.19 of the Merger Agreement by and among the Corporation, the Merger Sub and Manor Care, Inc., dated as of June 10, 1998 having provided that on the one-year anniversary of the effective time thereof, the Corporation shall change its name to Manor Care, Inc. pursuant to Section 253(b) of the Delaware General Corporation Law, therefore be it

            RESOLVED, that the appropriate officers or the Corporation are hereby directed to take all necessary actions to (i) merge HCR Name Co., a Delaware corporation and a wholly -- owned subsidiary of the Corporation, with and into the Corporation effective September 25, 1999 ("Name Change Merger"); and (ii) to execute, acknowledge and file with the Delaware Secretary of State a certificate of ownership and merger in accordance with Sections 103 and 253 of the Delaware General Corporation law;

            RESOLVED FURTHER, that effective upon the effective time of the Name Change Merger, Article I of the Certificate of Incorporation of the Corporation, as amended, be amended to read in its entirety as follows:

            "The name of the corporation is Manor Care, Inc."

            RESOLVED FURTHER, that the President, any Vice President and the Secretary of the Corporation be, and each hereby is, authorized and directed to take such action and execute such further documents as is deemed necessary or appropriate to effectuate the foregoing resolutions.

            RESOLVED FURTHER, that the proper officers of the Corporation be and they hereby are directed to notify each stockholder of record of said HCR Name Co. entitled to notice within 10 days after September 25, 1999, that the Certificate of Ownership and Merger has become effective.

      FOURTH: That this corporation survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of HCR Name Co. as well as for enforcement or any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right or any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 333 North Summit Street, Toledo, OH 43604, until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made personally by delivering to and leaving with the Secretary of the State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to HCR Manor Care, Inc. at the above address.

      FIFTH: The Certificate of Ownership and Merger is to be effective September 25, 1999.

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

      IN WITNESS WHEREOF, said HCR Manor Care, Inc. has caused this Certificate to be signed by R. Jeffrey Bixler, its Vice President, General Counsel and Secretary, this 20th day of September, 1999.

                                      HCR MANOR CARE, INC.

                                      By: /s/ R. Jeffrey Bixler
                                          --------------------------
                                          R. Jeffrey Bixler
                                          Vice President, General
                                               Counsel & Secretary

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

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                    ********

      Manor Care, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of the Corporation on February 3, 2004, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the XI Article thereof so that, as amended said Article shall be and read as follows:

            A. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, the number of directors of the Corporation shall be not less than one (1) nor more than fifteen (15), with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors of the Corporation.

            B. Except for any director elected to a class of directors providing for a three-year term pursuant to the prior classified board provisions of the Article XI, each director shall be elected for the term and in the manner prescribed by the by-laws of the Corporation. Beginning with the 2005 annual meeting of stockholders ("Annual Meeting"), upon the expiration of the term of any class of directors providing for a three-year term, each director elected to fill a director position formerly in such class, including the former incumbent thereof, shall be elected for the term and in the manner provided in the by-laws of the Corporation. Any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof shall serve for a term ending on the date of the next Annual Meeting following the Annual Meeting at which such director was elected.

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

            C. In the event of any increase or decrease in the authorized number of directors, each director then serving shall nevertheless continue as a director until the expiration of his term or his prior death, retirement, resignation or removal.

            D. Notwithstanding the provisions of Paragraphs B and C of the
      Article XI, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock, no director may be removed during his term except for cause.

            E. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the term to which he was elected.

            F. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

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

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

      FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing.

      IN WITNESS WHEREOF, said Manor Care, Inc. has caused this certificate to be signed by R. Jeffrey Bixler, its Vice President/Secretary, this 12th day of July, 2004.

                                            By: /s/ R. Jeffrey Bixler
                                                --------------------------
                                                R. Jeffrey Bixler
                                                Vice President/Secretary

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